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                                 PROXY STATEMENT

                                  INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the Special Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the Company), called by the Special Shareholders Committee
(the Shareholders Committee) to be held at 3:00 PM PDT on Tuesday,
September 25, 2001 at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California, and at any adjournments thereof (the Special Meeting). The accompanying Proxy is solicited on behalf of Robert S. Cope for use at such Special Meeting. The Proxy should be completed, signed, dated and returned in the enclosed envelope as soon as possible. All shareholder's instructions are set forth on the enclosed Proxy. Your executed Proxy will not affect your right to vote in person should you find it convenient to attend the meeting and desire to vote in person.
Any shareholder executing and returning a Proxy as provided for herein may revoke such Proxy by providing written notice of such revocation to the Secretary of the Company at any time prior to the commencement of the Annual Meeting.

The Robert S. Cope intends to solicit proxies principally by use of the mails. Robert S. Cope will also request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Notice, Proxy Statement, Proxy and Annual Report to persons for whom they hold shares of the Company and request authority for the execution of proxies. The cost of soliciting expenses will be borne by Robert S. Cope, including reimbursement of any expenses incurred by banks, brokerage houses, custodians, nominees and fiduciaries in connection with such solicitation.

                            VOTING AT THE MEETING

The presence in person or by Proxy of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting of Shareholders has been fixed as being as of the close of business on September 5, 2001. All voting rights are vested exclusively in the holders of the Company's Common Stock. As of the close of business on the record date, there were 4,997,234 shares of the Company's Common Stock outstanding.

Each share of Common Stock is entitled to one vote on any matter which may come before the Special Meeting, including the election of directors; however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholders shares are entitled, or to distribute the shareholders votes on the same principle among as many candidates as the shareholder thinks fit.



To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice at the Special Meeting of such persons desire to cumulate votes for one or more candidates whose name(s) have been placed in nomination prior to the commencement of voting for the election of directors. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors.
The enclosed form of Proxy being solicited on behalf of Robert S. Cope vests in the proxy's cumulative voting rights. In the event the Shareholders Committee as expected nominates their slate of directors, then the persons named in the enclosed Proxy may vote for less than three (3) directors. In such event it is the intention of Robert S. Cope to vote proxies for the election of the current Board of Directors, Mr. Robert S. Cope and Mr. James R. Yarter.

                   NOMINATION AND ELECTION OF DIRECTORS

Election of Directors

The Company's Articles of Incorporation and Bylaws, as amended, provide that the authorized number of directors shall be three members. The number of persons constituting and comprising the Company's Board of Directors is currently three. Robert S. Cope is proposing three nominees as candidates for election to the Company's Board of Directors at the Special Meeting of Shareholders. Proxies received by Robert S. Cope will only be voted for the three nominees recommended by Robert S. Cope in this Proxy Statement and within proxy solicitation. Each of the three nominees named below will be elected to serve until the next annual meeting and/or until their respective successors shall have been duly elected and qualified. The persons named in the accompanying Proxy will vote shares covered by proxies received by them in favor of election of the nominees proposed by Robert S. Cope. Should any of the three proposed nominees subsequently become unavailable for election, then Robert S. Cope may propose the election of a substitute nominee; and the persons named in the Proxy will vote shares covered by proxies received by them in favor of any such substitute nominee(s). In the event that any person(s) other than nominees proposed by Robert S. Cope is nominated for election as a director, the persons named in the Proxy may vote cumulatively for less than all of the nominees but, in no event, will such persons vote any of the proxies received by them for the election of any person to fill a Board position for which Robert S. Cope has not nominated a person for election to such Board position. The individuals named in the Proxy, however, reserve their rights to vote their individual shares for the election of any person(s) to fill a Board position for which Robert S.
Cope did not designate a nominee in the event that any such additional new nominee is proposed for election at the Special Meeting.

Nominees for Election as Directors

Set forth below is certain information pertaining to the persons who are proposed as nominees for election to the Company's Board of Directors. Mr. Thomas J. Dudley has not consented to his inclusion in Robert S. Cope's slate of directors even though he has been included in the Shareholder Committee's slate of directors. Should Mr. Dudley object to such inclusion, Mr. Robert S. Cope may replace him in Mr. Cope's slate of directors.





                                                   Shares of the
                                                     Company's
                                                      Common
Name and Principal			Year First		   Stock Owned     Percent
Occupation or Employment		   Became	        Beneficiary as      of
Relationship of Nominee	  Age	 a Director         of Record Date    Class

R. S. Cope			  66	    1960		    2,161,527	   43%
Chairman of the Board
Auto-Graphics, Inc.

James R. Yarter		  62      2001		       -0-		  -0-%
Director
Auto-Graphics, Inc.

Tom J. Dudley    	        70	    2001	             30,000	 0.05%
Professor of Business
Pepperdine University

Robert S. Cope has been employed by the Company in the capacities indicated above for more than the past five (5) years. Prior to May 1, 2000, Mr. Cope served as Chief Executive Officer, President and Treasurer. The shares listed above as beneficially owned by Robert S. Cope are owned by him and his wife as Trustees of the Cope Family Trust (32%) or by certain members of his immediate family (12%), inclusive of 373,602 shares (7%) owned by Paul R. Cope. Mr. Yarter is not the beneficial owner of any shares of the Company=s Common Stock. Mr. Yarter's prior business background and experience covers a period of 35 years. His experience includes being the Chief Executive Officer of several companies, including two companies listed on the NASDAQ Stock Exchange. On June 30, 2001, Mr. Robert S. Cope filed a Notice of Written Consent of Shareholders to Fill a Vacancy on the Board of Directors and a Proxy Statement to solicit the necessary shareholder written consents (Notice). The Notice identified that the record date for voting to fill the vacancy was June 14, 2001. Mr. Cope obtained the required number of votes through the use of written consent forms and Mr. James R. Yarter was elected to the Board of Directors to serve until a successor shall be duly elected and qualified.


Tom J. Dudley is a first time nominee for election to the Company's Board of Directors and has also been nominated by the Shareholders Committee. Mr. Dudley is the Distinguished Professor of Decision and Information Systems at Pepperdine University in Los Angeles. Mr. Dudley has been associated with Pepperdine University since 1970. He was a founder and principal instructor for the Pepperdine Executive Management Program (continuing education for presidents and key executive officers of corporations and other business entities). Mr. Dudley is the owner of 30,000 shares of the Company's Common Stock. Mr. Dudley currently serves as a director for Space Labs Medical, Inc. (a NASDAQ company) engaged in the medical equipment and instrumentation business), and has served in such capacity with Space Labs Medical for the last 10 years.

                     PROPOSED SHAREHOLDER COMMITTEE
                    AMENDMENT TO THE COMPANY=S BY-LAWS

The Shareholders Committee has proposed the following amendment to the Company's By-Laws:RESOLVED, that the Company's By-Laws, Article V, Section 5, be and is hereby amended by the shareholders of the Company to retain
Section 5 as it currently appears (___) but to add immediately following existing Section 5 CONTRACTS, ECT. the following new Section 5.1.
RELATED PARTY TRANSACTIONS, CONTRACTS to read as follows (the Amendment):

Section 5.1 RELATED PARTY TRANSACTIONS, CONTRACTS. Any contract or transaction between the Company and any director of the Company who owns, directly or indirectly, more than 10% of the Company=s issued and outstanding Common Stock and/or any company or other entity in which any such director/stockholder or any member of such director's family holds interest (herein related party) shall first be submitted for review, approval and authorization in good faith (following full disclosure of all relevant facts and circumstances as to such proposed transaction and/or contract including the director/stockholder's interest therein) by the shareholders of the Company with the shares owned by the interested director/stockholder not being entitled to vote thereon, or by a vote of the board of directors sufficient without counting the vote of the interested director/stockholder, as being fair and reasonable to and otherwise in the Company's best interest. In no event shall any such related party transaction or contract involving a director who owns more than 10% of the Company=s issued and outstanding Common Stock be entered into and/or performed by the Company without the prior formal a pproval of the Company's shareholders or board of directors as provided for herein. Notwithstanding any contrary provision in these By-Laws, this section of the By-Laws shall only be amended by a majority vote (excluding shares owned by the interested director/shareholder) of shares entitled to vote at any annual meeting of shareholders as provided for in these By-Laws.

The California General Corporation Law provides:

Section 310 of the California General Corporations Law provides, in pertinent part, as follows:

SECTION 310.  TRANSACTIONS BETWEEN CORPORATIONS AND
DIRECTORS OR CORPORATIONS HAVING INTERRELATED DIRECTORS



(a) No contract or other transaction between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors of such other corporation, firm or association are parties . . . if,

(1)	The material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders (Section 153) in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon, or

(2)	The material facts as to the transaction and as to such director's interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified, or

(3)	As to contracts or transactions not approved as provided in paragraph
(1) or (2) of this subdivision, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

In May of 1986, commencing July 1, 1986, The 664 Company entered into a five-year lease with Company for 29,000 square feet (the Lease). The
Lease provided for two options to extend the Lease for a period of five years each. Prior to its execution, the Lease was approved by the disinterested Members of the Board of Directors. During the term of the Lease, The 664 Company agreed, at the request of the Company, to reduce its space needs by approximately 10,000 square feet. The Company is currently operating under a 90-day lease extension which expires on September 30, 2001. Management of the Company has requested that The 664 Company enter a new lease at market rates for approximately 25% less space. The cost of moving from this space will be a cost to the Company in excess of $150,000, including out of pocket expenses and lost production due to relocation.

Any new lease will require the approval of the disinterested Members of the Board of Directors pursuant to California Corporations Code Section 310.
To require shareholder approval of such transaction will be costly and time consuming. Therefore, Robert S. Cope requests that the shareholders disapprove such amendment.





	OTHER BUSINESS

So far as Robert S. Cope is aware, there are no other matters to be brought before the Special
Meeting. In the event that any other matter properly comes before the Special Meeting, the persons named in the accompanying Proxy will vote all proxies in accordance with their best judgment in such matters.

	INFORMATION CONCERNING THE BOARD OF DIRECTORS

During 2001, the Company's Board of Directors has held numerous formal meetings and has scheduled monthly Board meetings through the end of the year.

The Company's Board of Directors does not maintain standing audit, nominating or compensation committees. These matters are considered and acted upon by the entire Board of Directors. Directors receive no fees for serving on the Board of Directors or attending meetings.

	EXECUTIVE COMPENSATION

The following table summarized the aggregate annual cash compensation and long-term incentive compensation of the Company=s Chief Executive Officer and each of the named executive officers whose total cash compensation for the fiscal year ended December 31, 2000 for services rendered in all capacities exceeded $100,000 and cash compensation received by each named executive officer for the Company=s two previous fiscal years:

                    Summary Compensation Table
                                                     Long-Term Compensation
          Principal   Annual    Compensation     Number of Securities
Name      Position	     Year        Salary      Underlying Options

R. S. Cope   CEO       2000      $137,000              None
                       1999       156,000
                       1998       133,000

M.K. Skiles President  2000      $102,000              None

C.M. Patick EVP        2000      $145,000              None

D.E. Luebben	 CFO       2000     $108,000               None
                       1999       93,000
                       1998      100,000

W. J. Kliss  COO       2000    $  69,000               None
                       1999      138,000
                       1998      138,000


There have been no restricted stock awards for the three years ending December 31, 2000. Restricted stock holdings (owned personally) as of the fiscal year ended December 31, 2000 are as follows: R.S. Cope, 1,614,675 shares, C.M. Patick, 91,980 shares, and D.E. Luebben, 15,000 shares, respectively. Mr. Kliss is no longer employed by the Company as of April 2000. Mr. Patick is no longer employed by the Company as of January 2001. Mr. Luebben is no longer employed by the Company as of February 2001. See item 12 Security Ownership of Certain Beneficial Owners of Management.

1997 Non-Qualified Stock Option Plan

The Company adopted a 1997 Non-Qualified Stock Option Plan effective December 31, 1997. The Plan consists of 300,000 shares of the Company's authorized but unissued Common Stock which shares have been reserved for possible future issuance under the Plan. The plan is a non-qualified plan covering only senior executives and related persons. At the inception of the Plan, the Company granted options to four (4) persons whereby they were entitled to purchase up to a total of 142,500 shares over the next five years at a price of .055 per share. In 1999, all options granted were relinquished by the participants. The Plan was filed as an exhibit (10.25) to the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

	SECTION 16(a) BENEFICIAL OWNERSHIP
	REPORTING COMPLIANCE

The table below reflects information pertaining to certain beneficial owners of the Company's Common Stock known to own more than five percent (5%) of the Company's Securities and all officers and directors of the Company as a group as of July 1, 2001:

                                                   Shares of the
                                                     Company's
                                                       Common
                                                     Stock Owned     Percent
                                                   Beneficially as     of
Names of Beneficial Owner				  of Record Date	  Class

R.S. Cope					                 2,161,527        43%
Chairman of the Board and Director
Auto-Graphics, Inc.

Paul R. Cope							      373,602          7%
Chief Technology Officer
Auto-Graphics, Inc.

Robert H. Bretz			                        280,500	    6%
Director
Auto-Graphics, Inc.

All Officers and Directors			          2,111,925         42%
as a group (5 persons)

The shares listed above as beneficially owned by Robert S. Cope are owned by him and his wife as Trustees of the Cope Family Trust (32%) or by certain members of his immediate family (12%), inclusive of 373,602 shares (7%) owned by Paul R. Cope. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent (10%) shareholder to file forms with the SEC to report their ownership of the Company's shares and changes in said ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. Based on information provided to the Company by such persons, the Company is not aware of any delinquencies in the filing of such reports.

	CERTAIN RELATIONSHIPS
	AND RELATED TRANSACTIONS

Warrants

In May 1999, the Company entered into a selling agreement with an associate pertaining to the Company's 1999 private placement offering, which raised $1,251,000 in equity investment and resulted in the sale/issuance of an additional 1,501,200 shares of the Company's (restricted) Common Stock.
In November 2000, the Company sold and issued 240,000 3-year warrants for $800 entitling the associate to purchase one share of the Company's (restricted)
Common Stock for each
warrant for $.033 per share. Subsequently, the associate sold the warrants to an outside director of the Company for an amount representing a substantial discount for the (restricted) shares of the
Company's Common Stock underlying such warrants as compared to the reported market price for free trading shares of the Company's Common Stock; and the purchaser/transferee then exercised the warrants and purchased, and the Company caused to be sold and issued, the 240,000 shares of the
Company=s (restricted) Common Stock covered by such warrants for the exercise (purchase) price for such shares under the warrants (aggregating $8,000 or $0.033 per share). There are no warrants outstanding at December 31, 2000.

Option to Purchase Restricted Stock

In May 1999, Robert S. Cope and the Cope Family Trust granted an option to
Corey
M.
Patick to purchase 1,125,000 (or 22%) of the Company's Common Stock for $1.67 per share
(adjusted for the 3-for-1 stock split effective February 28, 2000). Patick subsequently exercised the option in November of 2000 and the closing for the purchase of and payment for the option shares, originally scheduled for November 2000, and was extended several times by the parties.


By the terms of the most recent extension, Mr. Patick=s option expired on August
31, 2001,
even though Mr. Patick claims it has not been terminated. Mr. Patick owns 91,980 or 2% of the shares of the Company's Common Stock (without taking the option shares into account). Purchase of the option shares by Mr. Patick would have increased his stock ownership to 1,216,980 shares or
24% of the Company's issued and outstanding stock and would represent a change of control of the
Company (under applicable securities law definitions).

Director

Robert H. Bretz is a director of the Company and also served as the Company's outside legal counsel until May 9, 2001. In 2000, Mr. Bretz' law firm billings to the Company for legal services and expenses totaled approximately $340,000

	AUDITORS

The Board of Directors selected BDO Seidman, LLP to audit and report on the Company's financial statements as of December 31, 2000, 1999 and 1998 for the years then ended. The
Company's financial statements as of December 31, 1997 and for the year ended December 31,
1997 were audited and reported on by Ernst & Young, LLP.

	ADDITIONAL INFORMATION

Upon request of any shareholder, the Company will furnish without charge a copy of the
Company's latest Annual Report to the Securities and Exchange Commission on Form 10-K, which contains certain additional information about the Company which is not included in this Proxy
Statement. All such requests should be directed to the Chief Financial Officer at the above corporate headquarters address.

	LEGAL PROCEEDINGS

Robert H. Bretz, Esq. - State Court Proceedings

On May 9, 2001 the Company terminated the services of its long-time outside counsel, Mr.
Robert H. Bretz. Mr. Bretz who was also the only outside Director for the Company has remained as a Director of the Company. Following Mr. Bretz' termination he began to file lawsuits for and on behalf of the Company that had not been approved by management or the Company's Board of
Directors. On August 8, 2001 one such case filed by Mr. Bretz, Case No. BC252517, was dismissed by the Los Angeles California Superior Court holding that the Action by Unanimous Written
Consent signed by Mr. Bretz was invalid because it failed to satisfy the requirements of California
Corporations Code section 307(b).



Mr. Bretz' actions left the Company with no alternative but to file a complaint against Mr.
Bretz for damages and injunctive relief for breach of fiduciary duty. On June 29, 2001 the Company filed Case No. BC 253322 in Los Angeles California Superior Court captioned Auto-Graphics, Inc.
vs. Robert H. Bretz et al., alleging that Mr. Bretz has become disruptive and harmful to the business operations of the company and has damaged the Company by his various actions including his excessive billings to the Company.

As a response to the complaint filed by the Company, Mr. Bretz filed a derivative cross-complaint against three of the Company's officers, Robert S. Cope, Michael K. Skiles and Michael
F. Ferguson for breach of fiduciary duty, fraud & deceit, misrepresentation, breach of contract/employment, removal for cause and other declaratory and injunctive relief. The cross-complaint was filed on July 16, 2001 in Los Angeles California Superior Court.

Robert S. Cope believes that the derivative cross-complaint filed by Mr. Bretz does not have any merit and it will eventually be dismissed. Until the above-cases are resolved the Company will be required to expend substantial legal fees and related expenses.

On September 12, 2001, the Company filed a Complaint For Declaratory and Injunctive
Relief For Violation of California Corporations Code Sections 301, 600(d) and 601(c) naming as defendants Corey Patick, Marsha Patick and Tom J. Dudley. This suit arose as a result of the call of the instant Special Meeting by the Shareholder Committee of which, the enclosed Proxy is being solicited. On September 13, 2001, the court denied the temporary restraining order on the grounds that it was premature.




_____________________
Robert S. Cope

September 14, 2001
Pomona, California

	PLEASE SIGN, DATE AND MAIL YOUR PROXY
	THANK YOU


                                     ROBERT S. COPE
                                     3201 TEMPLE AVENUE
                                     POMONA, CALIFORNIA 91768

Proxy Card:

Name of Shareholder
Address of Shareholder


ROBERT S. COPE RECOMMENDS A VOTE "FOR" THE NOMINEES FOR BOARD OF
DIRECTORS AND A VOTE "AGAINST" THE PROPOSAL TO AMEND THE BY-LAWS, WHICH IS PROPOSAL NUMBER 4 LISTED BELOW:

Sign, Date, and Return the Proxy card Promptly Using the Enclosed Envelope and Send Via Facsimile to (909) 595-9304. The execution of this Proxy by a shareholder and sent via facsimile, such signature of the shareholder shall constitute an original signature of such shareholder.

By signing and dating this Proxy card, you hereby revoke all prior proxies and you vote "FOR" the nominees for the Board of Directors and "AGAINST" the proposal to amend the By-laws. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope and send via facsimile at (909) 595-9304.

VOTING INSTRUCTIONS:

PLEASE "X" HERE ONLY IF YOU PLAN TO  (  )
ATTEND THE MEETING AND VOTE YOUR
SHARES IN PERSON

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS   (X)

          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED


Robert S. Cope Recommends a Vote "FOR" the Nominees for the Board of Directors

Vote on Board of Directors
                                For       Against     Withhold

1.	01) Robert S. Cope      (   )        (   )       (   )
2.	02) James R. Yarter     (   )        (   )       (   )
3.	03) Tom J. Dudley       (   )        (   )       (   )


Vote on Proposals

Robert S. Cope Recommends a Vote "AGAINST" Amending the By-Laws.

4.   To Amend The By-laws To Require Disinterested      For   Against   Abstain
Shareholders Approval For Certain "Related Party"      (   )   (   )     (   )
Transactions, Including In Respect Of The Company's
Lease Of Its Corporate Office Building From 664 Company.

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

 __________________________________          _______________________________
[                                  ]        [                               ]
[__________________________________]        [_______________________________]

Signature (PLEASE SIGN WITHIN BOX)          Signature (Joint Owner)

Date:  _____________                        Date:  _______________